Confidential-Unilife Corporation Confidential-Unilife Corporation November 10, 2014 Earnings Call First Quarter of Fiscal Year 2015 Exhibit 99.2

Confidential-Unilife Corporation Confidential-Unilife Corporation
November 10, 2014
This presentation contains forward looking statements under the safe harbor provisions of the US securities laws. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management.
Our management believes that these forward-looking statements are reasonable as and when made. However you should not place undue reliance on any such forward looking statements as these are subject to risks and uncertainties. Please refer to our press releases and our SEC filings for more information regarding the use of forward looking statements.
Cautionary Note Regarding Forward-Looking Statements

Confidential-Unilife Corporation Confidential-Unilife Corporation
Our Quantum Shift
An aspirational
discussion
A focused discussion
on cornerstone deals
•
Prospective deals
•
Investment in R&D and
business expansion
•
Executed agreements
•
Already generating
revenue

Commercial Supply Agreement with Sanofi
15-Year Master Services and Commercial Supply Agreement
Unilife to be the sole provider of wearable injectors for use with all of Sanofi’s applicable large dose volume
drugs(excluding insulin)
Sanofi has non-exclusive access to Unilife’s wearable injectors
Collaboration to develop other new technologies for
the delivery of large dose volume biologics
Unilife estimates that Sanofi has between 5 to 10
molecules that will be delivered in wearable injectors*
Some drugs are expected to be approved for multiple indications
It is estimated that each wearable injector drug will
require a nominal 5MM units a year on average*
Typical commercial ASP for wearable injectors $25-35*

* Based on public information & industry forecasts. Product has not yet been evaluated by the FDA.

Confidential-Unilife Corporation
Generating Revenue from Sanofi agreement
Upfront payment
Unilife received an upfront payment from Sanofi
Customization payments
Unilife to receive milestone-based payments to customize its wearable injectors to customer requirements for each applicable drug / indication
Each program expected to generate payments during the customization period.
First programs expected to start this fiscal year. Average program length 18 months to three years.
Unilife anticipates approximately $50MM from customization programs relating to
Sanofi molecules and indications*
Incremental revenue anticipated via any customization programs under joint collaborations between Unilife and participating Sanofi pharmaceutical partners*.
Device Sales
Volume-based pricing for pre-clinical, clinical and commercial products
Initial sales for clinical and pre-clinical use expected this fiscal year
Average expected commercial lifecycles for applicable drugs 12 to 15 years

* Based upon number of estimated Sanofi programs,

MedImmune Agreement
The global biologics R&D arm of AstraZeneca
Long-term commercial supply agreement
Unilife to customize and supply devices from its
platform of wearable injectors for use with target
MedImmune molecules
Several drugs may be selected for use with
Unilife's wearable injectors
Some drugs may ultimately be approved for
more than one indication
Unilife selected after an extensive evaluation process
Customization programs underway

Confidential-Unilife Corporation
Supply Agreements for the Unifill platform

“The deal with Unilife will bring added value to our
customers, reinforcing the safety aspects of a performing
device looking at reducing the risk of needlestick injuries.
Sanofi has kept evolving with cutting edge technology for
delivering its products. This deal demonstrates an evolution in safety device syringes”
Sanofi spokesman Frederic Lemonde*
“This agreement supports our strategy of developing
higher value
products.
We look forward to
leveraging
Unilife’s innovative
platform to
differentiate our injectable
products,
strengthen our
competitive position
and
increase our market
share… ..
The long-
term agreement…. will
improve safety
and establish a more
sustainable
long-term competitive position in the
U.S. ”
Said Darwazah, CEO of Hikma
Sanofi for Unifill Finesse
Hikma for Unifill platform
* www.in-pharmatechnologist.com/Drug-Delivery/Sanofi-Inks-Deal-for-
Prefilled-Syringes-with-Unilife

Incremental Growth
Commercial Supply Contracts
- Sanofi (wearable injectors)
- Medimmune (wearable injectors)
- Sanofi (Unifill Finesse)
- Hikma (Unifill, Nexus, Allure)
Active Customer Programs
- 15 (up from 12 last quarter)
Commercial Pipeline
- Multiple pharmaceutical and
biotech companies
- Multiple approved and pipeline
drugs and indications per customer
- Multiple therapy areas per platform
- Many customers seeking multiple
Unilife products in parallel
A Large, Rapidly Growing Commercial Pipeline

Confidential-Unilife Corporation
Scaling Up Manufacturing Capacity
Figure 1 – Segments of the Manufacturing Process for Wearable Injector Primary Drug Containers
Figure 2 –Wearable Injector Primary Drug Containers and Integrated Fluid Path
Figure 3 –Demonstration of Unilife products being filled

Confidential-Unilife Corporation
Increasing Revenue. Narrowing our Loss.
Continue to strengthen revenue outlook for FY15 and beyond
Initial commercial sales commenced, and expected to accelerate
Increasing number of active customer programs supports increased revenue from upfront fees and milestone-based customization payments
On track to generate at least $30 million in cash receipts from customers during the final three quarters of Fiscal Year 2015.
Significant upside potential via signing of additional agreements this fiscal year
Expect to continued to narrowing of our loss
Moderating R&D investment  and SG&A
Gradual increase in capital expenditure

Confidential-Unilife Corporation Confidential-Unilife Corporation November 10, 2014 Questions 11

Confidential-Unilife Corporation Confidential-Unilife Corporation November 10, 2014 Final Comments